                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF WESTAR INDUSTRIES, INC.

                              Entity                       Jurisdiction
                              ------                       ------------
         Protection One, Inc.,                             Delaware
          Protection One Alarm Monitoring, Inc.            Delaware
            Sentry Protective Alarms, Inc. (CA)            California
            Network MultiFamily Security Corporation       Delaware
            Protection One Alarm Monitoring of Mass., Inc. Delaware
            Security Monitoring Services, Inc.             Florida
            ComSec Narragansett Security, Inc.             Delaware
              ComSec Systems, Inc.                         Delaware
              ComSec Systems of Eastern Mass., Inc.        Delaware
              ComSec Systems of Mass., Inc.                Delaware
         Protection One International, Inc.                Delaware
          Protection One Canada, Inc.                      Ontario
            Canguard, Inc.                                 Ontario
          Protection One France, EURL                      France
            Compagnie Europeenne de Telesecurite           France
                Actar                                      France
                  Aldus                                    France
                  Surveillance Electronique de France      France
                CET Benelux, S.A.                          Belgium
                CET Swisse                                 Switzerland
                CET Technishe Sicherheirsdienste GbmH      Germany
                Croise Laroch                              France
                  E.S. Beveiliging                         Belgium
                Eurocontact                                France
                Europ Telesecurite                         France
                France Reseau Telesecurite                 France
            Protection One U.K., Inc.                      United Kingdom
         Protection One Investments, Inc.                  Delaware